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CUSIP No. 461120 10 7                   SCHEDULE 13D        Page 10 of 10
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                                                                      EXHIBIT 13

                           Liberation Investments L.P.
                         c/o Libra Securities Group, LLC
                         11766 Wilshire Blvd, Suite #870
                              Los Angeles, CA 90025

                           Liberation Investments Ltd.
                         c/o Libra Securities Group, LLC
                         11766 Wilshire Blvd, Suite #870
                              Los Angeles, CA 90025

October 30, 2003

BY FACSIMILE
------------

Mr. Brian Levy

President and Chief Executive Officer
InterTAN, Inc.
279 Bayview Drive

Barrie, Ontario L4M 4W5

Dear Mr. Levy:

            We are pleased to see that the Thomas bill has been revised in a manner that is favorable to InterTan's proposed migration to Canada and conversion to a Canadian Income Trust. As we understand it, if the Thomas bill is adopted as currently drafted, it would not apply to a company's migration to a jurisdiction in which the company conducts substantially all of its business activities. Thus, it now appears that neither of the two pending US tax bills with the broadest support would apply to either a stock or reincorporation inversion of InterTan to Canada.

            Consistent with our joint press release, and management's statement on its conference call last week regarding the Company's intentions should the Thomas bill be revised in a manner favorable to the Company, we would expect the Company to announce that it will be migrating to Canada and will begin the process of converting to an income trust as soon as possible.

Sincerely,

Liberation Investments L.P.

By: /s/ Emanuel R. Pearlman
    ---------------------------------

Liberation Investments Ltd.

By: /s/ Emanuel R. Pearlman
    ---------------------------------